UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2010

OAKRIDGE ENERGY, INC.

 (Exact name of registrant as specified in its charter)

Utah	000-8532	87-0287176
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4613 Jacksboro Highway
Wichita Falls, Texas	76302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (940) 322-4772

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2010, the Board of Directors (the “Board”) of Oakridge Energy, Inc. (the “Company”) acted to appoint Arbie M. Ray as President, Chief Executive Officer and acting Chief Financial Officer of the Company to fill the vacancies resulting from the passing of Sandra Pautsky on September 22, 2010.  Ms. Ray, age 51, shall serve until her successor is elected and qualified.

Prior to Ms. Ray’s appointment to these positions, Ms. Ray served as Accounting Manager and Assistant to the President of the Company.  Ms. Ray has extensive knowledge and long-term involvement in the day-to-day operations of the Company, including involvement in negotiations between the Company and the City of Durango and LaPlata County, as well as with parties who have expressed interest in acquiring the Company’s property held for sale in Durango, Colorado (the “Durango Property”).  Ms. Ray served alongside Ms. Pautsky in the daily operations of the Company.  Ms. Ray’s experience and extensive knowledge of the Company are expected to facilitate her succession into these positions.

In addition, on September 27, 2010, the Board acted to increase the size of the Board of Directors to four members and appointed Shawn W. Price to serve as a member of the Board and as Vice President of the Company.  Mr. Price, age 42, shall serve until his successor is elected and qualified.

Prior to Mr. Price’s appointment to these positions, he was involved in the Company’s coal and gravel operations and the Company’s Colorado real estate development.  Mr. Price has acquired practical knowledge of the oil and gas industry in general, as well as extensive knowledge of the Company’s oil and gas properties.  Mr. Price has also been involved in the development of the Durango Property since 2001 and has met with parties who have expressed interest in acquiring the Durango Property.  He has been involved in discussions and planning meetings with management of the Company and the operators of the Company’s Madison County, Texas Property and the Company’s properties in North Texas.  Mr. Price’s experience and extensive knowledge of the Company are expected to facilitate his transition into these positions.

Effective October 1, 2010, Ms. Ray and Mr. Price will each receive an annual salary of $63,000 for service on the Board and as an executive officer of the Company.  Because the entire Board acts in lieu of separately-designated committees of the Board, neither Ms. Ray nor Mr. Price has been appointed to any committees of the Board.

Prior to her passing, Ms. Pautsky recommended that Ms. Ray and Mr. Price be appointed by the Board to serve in the capacities listed above.  There are no other arrangements or understandings between Ms. Ray or Mr. Price and any other person pursuant to which each was selected as a director or executive officer of the Company.  Ms. Ray and Mr. Price are the daughter and son of Ms. Pautsky.  Danny Croker, a director of the Company, is the stepson of Noel Pautsky, the grandfather of Ms. Ray and Mr. Price.  There are no transactions in which Ms. Ray or Mr. Price has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OAKRIDGE ENERGY, INC.

Date: September 28, 2010

	By:	/s/ Arbie M. Ray
Arbie M. Ray
President